As filed with the Securities and Exchange Commission on June 26, 2008
                                                                                                                                          Registration No. 333-148169

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

POST-EFFECTIVE AMENDMENT NO. 3 TO THE
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________

MALVERN FEDERAL BANCORP, INC.

(Exact name of registrant as specified in its articles of incorporation)

United States                                                                                      6036                                 38-3783478

(State or other jurisdiction of                                                               (Primary Standard                                                                                  (I.R.S. Employer
incorporation or organization)                                               Industrial Classification Code Number)                                                           Identification No.)

42 East Lancaster Avenue
Paoli, Pennsylvania 19301
(610) 644-9400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald Anderson
President and Chief Executive Officer
Malvern Federal Bancorp, Inc.
42 East Lancaster Avenue
Paoli, Pennsylvania 19301
(610) 644-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Raymond A. Tiernan, Esq.
Hugh T. Wilkinson, Esq.
Elias, Matz, Tiernan & Herrick L.L.P.
734 15th Street, N.W., 12th Floor
Washington, D.C.  20005

PART II

Deregistration of Common Stock

The Registrant hereby deregisters 1,397,250 shares of common stock, par value $.01 per share (“Common Stock”), previously registered.  The Company previously registered 4,165,875 shares of Common Stock of which an aggregate of 2,768,625 shares were sold in the subscription and community offering and contributed to the Malvern Federal Charitable Foundation in the Registrant’s recently completed offering of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paoli, Commonwealth of Pennsylvania on June 25, 2008.

Malvern Federal Bancorp, Inc.

By:	/s/Ronald Anderson
Ronald Anderson, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/Ronald Anderson	Director, President and Chief	June 25, 2008
Ronald Anderson	Executive Officer

/s/Dennis Boyle*	Senior Vice President and Chief	June 25, 2008
Dennis Boyle	Financial Officer (Principal financial and accounting officer)

/s/F. Claire Hughes, Jr.*	Chairman of the Board	June 25, 2008
F. Claire Hughes, Jr.

/s/Kristin S. Camp*	Director	June 25, 2008
Kristin S. Camp

/s/Joseph E. Palmer, Jr.*	Director	June 25, 2008
Joseph E. Palmer, Jr.

/s/David R. Prizer*	Director	June 25, 2008
David R. Prizer

/s/Cordine Scartozzi*	Director	June 25, 2008
Cordine Scartozzi

/s/Edward P. Shanaughy, II*	Director	June 25, 2008
Edward P. Shanaughy, II

/s/George Steimmetz*	Director	June 25, 2008
George Steimmetz

/s/John B. Yerkes, Jr.*	Director	June 25, 2008
John B. Yerkes, Jr.

*By:/s/Ronald Anderson
                Ronald Anderson
                Attorney-in-Fact